Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether Vice President of Financial Relations Health Management Associates, Inc. (239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC. INCREASES

FIRST QUARTER 2010 EARNINGS PER SHARE 27% TO $0.19

AND ANNOUNCES ANNUAL EARNINGS OBJECTIVE INCREASE

NAPLES, FLORIDA (April 26, 2010) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for its first quarter ended March 31, 2010. For the quarter, Health Management reported net revenue of $1,285.0 million and earnings before interest, income taxes, depreciation and amortization, and certain other items (“Adjusted EBITDA”) of $196.3 million. During the first quarter, income from continuing operations was $53.4 million and net income attributable to Health Management’s common stockholders was $46.9 million, or $0.19 per diluted share. Excluding certain gains and losses on sales of assets and gains on early extinguishment of debt, as shown in the tables accompanying this press release, diluted earnings per share from continuing operations increased 26.7% to $0.19 as compared to $0.15 per diluted share for the same quarter a year ago. The tables accompanying this press release also include a reconciliation of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. These tables also contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

On a consolidated basis, net revenue from continuing operations increased 10.3%, admissions from continuing operations grew 4.5%, and adjusted admissions from continuing operations grew 8.3% in the first quarter as compared to the same quarter a year ago. In addition, total Adjusted EBITDA from continuing operations for the first quarter increased 8.6% to $196.3 million.

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Health Management Associates, Inc. / Page 2

For continuing operations at hospitals owned and operated by Health Management for one year or more, referred to as same hospital continuing operations, compared to the prior year’s first quarter, Adjusted EBITDA from continuing operations increased 7.4% to $227.2 million, or 18.7% of net revenue. This compared to $211.6 million, or 18.2% of net revenue, for the same quarter in the prior year.

“What a great way to begin 2010! We are pleased with our results for the first quarter, and we remain confident in our ability to grow,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “We believe that our cultural transformation is continuing to gain momentum, and we are more committed than ever to improving emergency room operations, physician recruitment and market service development. We are in the early stages of our operating initiatives and the prospects for acquisitions look very promising. We believe that all these factors bode well for our future.”

Health Management’s provision for doubtful accounts, or bad debt expense, was $158.8 million, or 12.4% of net revenue, for the first quarter compared to $139.4 million, or 12.0% of net revenue, for the same quarter a year ago, and $147.2 million, or 12.3% of net revenue, sequentially, for the quarter ended December 31, 2009.

Uninsured discounts for the first quarter were $181.3 million, compared to $155.0 million for the same period a year ago. Charity/indigent care write-offs for the quarter were $21.0 million, compared to $18.4 million for the same quarter in the prior year.

The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 24.3% for the first quarter, compared to 23.4% for the same quarter a year ago.

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Health Management Associates, Inc. / Page 3

Cash flow from continuing operating activities for the first quarter ended March 31, 2010 was $79.7 million, after cash interest and cash tax payments aggregating $48.4 million. Health Management’s total leverage ratio and interest coverage ratio were 4.38 and 3.15, respectively, at March 31, 2010. These ratios are well within the requirements of Health Management’s credit facilities.

Health Management is also increasing its diluted EPS objective range for fiscal year 2010 to be between $0.56 and $0.61 from between $0.53 and $0.58.

“Our hospital operations have certainly improved since we initiated our operating strategy, and we believe that the outstanding results we are generating are a direct result,” added Mr. Newsome. “We believe we are still in the early stages of realizing the benefits of our focus on emergency room operations, physician recruitment and market service development. Based on our results during the first quarter of 2010 and the prospects for additional operating improvements, we have increased our annual diluted EPS objective to better reflect our expectations.”

Health Management’s executive leadership team will hold a conference call and webcast to discuss the contents of this press release and the consolidated financial results for the first quarter ended March 31, 2010 on Tuesday, April 27, 2010 at 11:00 a.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

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Health Management Associates, Inc. / Page 4

Health Management enables America's best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Through its subsidiaries, Health Management operates 55 hospitals, with approximately 8,400 licensed beds, in non-urban communities located throughout the United States. All references to "HMA," “Health Management”, the "Company", “we”, “us” and “our” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could”, “prospects”, “promising” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items, statements regarding the plans and objectives of management for future operations, statements regarding acquisitions, divestitures and other proposed or contemplated transactions, statements of future economic performance, statements regarding the state of the economy, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.'s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.'s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2010	2009
Net revenue	$1,285,019	$1,164,705
Operating expenses:
Salaries and benefits	507,767	454,937
Supplies	180,662	163,227
Provision for doubtful accounts	158,805	139,377
Depreciation and amortization	62,115	59,588
Rent expense	29,977	24,696
Other operating expenses	211,466	201,649

Total operating expenses	1,150,792	1,043,474

Income from operations	134,227	121,231
Other income (expense):
Gains (losses) on sales of assets, net	1,195	(153)
Interest and other income, net	1,271	248
Interest expense	(53,574)	(55,003)
Gains on early extinguishment of debt	—	16,735
Write-offs of deferred financing costs	—	(194)

Income from continuing operations before income taxes	83,119	82,864
Provision for income taxes	(29,700)	(29,691)

Income from continuing operations	53,419	53,173
Loss from discontinued operations, net of income taxes	—	(604)

Consolidated net income	53,419	52,569
Net income attributable to noncontrolling interests	(6,479)	(6,553)

Net income attributable to Health Management Associates, Inc.	$46,940	$46,016

Earnings per share attributable to Heath Management Associates, Inc. common stockholders:
Basic and Diluted:
Continuing operations	$0.19	$0.19
Discontinued operations	—	—

Net income	$0.19	$0.19

Weighted average number of shares outstanding:
Basic	247,555	244,774

Diluted	249,867	245,229

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$46,940	$46,892
Loss from discontinued operations, net of income taxes	—	(876)

Net income attributable to Health Management Associates, Inc.	$46,940	$46,016

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Consolidated net income	$53,419	$52,569
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	63,798	61,306
Provision for doubtful accounts	158,805	139,377
Stock-based compensation expense	4,467	2,759
(Gains) losses on sales of assets, net	(1,195)	153
Gains on sales of available-for-sale securities	(932)	—
Write-offs of deferred financing costs	—	194
Gains on early extinguishment of debt	—	(16,735)
Deferred income tax expense	2,665	8,647
Changes in assets and liabilities of continuing operations:
Accounts receivable	(245,691)	(185,551)
Supplies, prepaid expenses and other current assets	(7,648)	(2,784)
Prepaid and recoverable income taxes	26,335	33,736
Deferred charges and other long-term assets	(3,913)	(1,419)
Accounts payable, accrued expenses and other liabilities	30,640	22,858
Equity compensation excess income tax benefits	(1,100)	(144)
Loss from discontinued operations, net of income taxes	—	604

Net cash provided by continuing operating activities	79,650	115,570

Cash flows from investing activities:
Acquisitions of health care businesses	(10,959)	—
Additions to property, plant and equipment	(32,898)	(64,594)
Proceeds from sales of assets and insurance recoveries	2,142	708
Purchases of available-for-sale securities	(80,130)	—
Proceeds from sales of available-for-sale securities	45,000	—
Decreases in restricted funds	6,078	3,677

Net cash used in continuing investing activities	(70,767)	(60,209)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(9,445)	(88,354)
Proceeds from exercises of stock options	3,561	—
Cash received from noncontrolling shareholders	2,547	2,630
Cash payments to noncontrolling shareholders	(5,407)	(12,695)
Equity compensation excess income tax benefits	1,100	144

Net cash used in continuing financing activities	(7,644)	(98,275)

Net increase (decrease) in cash and cash equivalents before discontinued operations	1,239	(42,914)
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	—	2,887
Investing activities	—	(569)
Financing activities	—	(131)

Net increase (decrease) in cash and cash equivalents	1,239	(40,727)
Cash and cash equivalents at beginning of the period	106,018	143,614

Cash and cash equivalents at end of the period	$107,257	$102,887

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2010	December 31, 2009
Assets
Current Assets:
Cash and cash equivalents	$107,257	$106,018
Available-for-sale securities	72,216	36,585
Accounts receivable, net	741,534	656,171
Other current assets	251,679	261,394
Assets of discontinued operations	13,404	13,404
Property, plant and equipment, net	2,481,495	2,498,266
Restricted funds	29,610	38,848
Other assets	1,004,349	993,413

Total assets	$4,701,544	$4,604,099

Liabilities and Stockholders' Equity
Current liabilities	$542,080	$525,897
Deferred income taxes	146,489	133,451
Other long-term liabilities	597,947	578,459
Long-term debt	3,002,065	3,004,672
Stockholders' equity	412,963	361,620

Total liabilities and stockholders' equity	$4,701,544	$4,604,099

	Three Months Ended March 31,
	2010	2009	% Change
Continuing Operations
Occupancy	48.9%	49.9%
Patient days	366,900	350,441	4.7%
Admissions	85,482	81,788	4.5%
Adjusted admissions	148,930	137,480	8.3%
Average length of stay	4.3	4.3
Surgeries	79,842	72,963	9.4%
Emergency room visits	346,609	342,640	1.2%
Net revenue (in 000's)	$1,285,019	$1,164,705	10.3%
Net revenue per adjusted admission (in 000's)	$8,628	$8,472	1.8%
Total inpatient revenue percentage	51.8%	53.3%
Total outpatient revenue percentage	48.2%	46.7%
Same Hospitals
Occupancy	48.9%	49.9%
Patient days	345,558	350,441	(1.4%)
Admissions	81,492	81,788	(0.4%)
Adjusted admissions	141,786	137,480	3.1%
Average length of stay	4.2	4.3
Surgeries	76,018	72,963	4.2%
Emergency room visits	332,884	342,640	(2.8%)
Net revenue (in 000's)	$1,216,316	$1,164,705	4.4%
Net revenue per adjusted admission (in 000's)	$8,579	$8,472	1.3%
Total inpatient revenue percentage	51.4%	53.3%
Total outpatient revenue percentage	48.6%	46.7%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended March 31,
	2010	2009
Net revenue	$1,285,019	$1,164,705
Less acquisitions	68,703	—

Same hospital net revenue	$1,216,316	$1,164,705

Consolidated net income	$53,419	$52,569
Adjustments:
Loss from discontinued operations, net of income taxes	—	604
Provision for income taxes	29,700	29,691
(Gains) losses on sales of assets, net	(1,195)	153
Interest and other income, net	(1,271)	(248)
Interest expense	53,574	55,003
Gains on early extinguishment of debt	—	(16,735)
Write-offs of deferred financing costs	—	194
Depreciation and amortization	62,115	59,588

Adjusted EBITDA	196,342	180,819
Adjustment for acquisitions, corporate and other	30,836	30,740

Same hospital operating Adjusted EBITDA	$227,178	$211,559

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	18.7%	18.2%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains on sales of assets, net interest and other income, interest expense, net gains on early extinguishment of debt, write-offs of deferred financing costs, provision for income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA does not represent cash flows from operating activities as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income or as an indicator of Health Management’s operating performance or as an alternative to cash flows as a measure of Health Management’s liquidity. Nevertheless, Health Management believes that providing non-GAAP information regarding Adjusted EBITDA is important for investors and other readers of Health Management's financial statements, as it is commonly used as an analytical indicator within the healthcare industry and Health Management's debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations attributable to Health Management, excluding the impact of the net gains (losses) on sales of assets and gains on early extinguishment of debt. These tables are a non-GAAP presentation; nonetheless, Health Management believes that providing this detail is beneficial to investors and other readers of Health Management's financial statements due to the significant impact these items had on income from continuing operations attributable to Health Management.

Three Months Ended March 31, 2010

	Continuing Operations	Gains on Sales of Assets	Total, As Reported
Income from continuing operations before income taxes	$81,924	$1,195	$83,119
Net income from continuing operations attributable to noncontrolling interests	(6,479)	—	(6,479)

Income from continuing operations before income taxes attributable to HMA	75,445	1,195	76,640
Provision for income taxes	(29,237)	(463)	(29,700)

Income from continuing operations attributable to HMA common stockholders	$46,208	$732	$46,940

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.19	$—	$0.19

Diluted	$0.19	$—	$0.19

Three Months Ended March 31, 2009

	Continuing Operations	Losses on Sales of Assets	Gains on Early Extinguishment of Debt	Total, As Reported
Income from continuing operations before income taxes	$66,282	$(153)	$16,735	$82,864
Net income from continuing operations attributable to noncontrolling interests	(6,281)	—	—	(6,281)

Income from continuing operations before income taxes attributable to HMA	60,001	(153)	16,735	76,583
Provision for income taxes	(23,265)	59	(6,485)	(29,691)

Income from continuing operations attributable to HMA common stockholders	$36,736	$(94)	$10,250	$46,892

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.15	$—	$0.04	$0.19

Diluted	$0.15	$—	$0.04	$0.19

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